UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Beeston Enterprises Ltd.

(Name of small business issuer in its charter)

NEVADA (State or jurisdiction of incorporation or organization)	8071 (Primary Standard Industrial Classification Code Number)	88-0436017 (I.R.S. Employer Identification No.)

#200 - 1687 West Broadway

Vancouver, BC

Canada, V6J 1X2

(604) 738-1143

(Address and telephone number of principal executive offices)

Nevada Corporate Headquarters, Inc.

#700 - 101 Convention Center Drive

Las Vegas, Nevada 89109

(702) 873-3488

(Name, address and telephone numbers of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered[1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Common	3,375,000 750,000	$.10 $.10	$337,500 $75,000	$ 37.95

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Beeston Enterprises Ltd.

4,125,000 Shares of

$0.001 Par Value Common Stock

Dated March 5, 2002

This is a public offering of 4,125,000 shares of $0.001 par value common stock of Beeston Enterprises Ltd ("the Company" or "Beeston"). The shareholders listed on pages 9 to 14 are selling 3,375,000 of those shares. None of these securities holders are officers, directors or significant investors in the Company.

There is currently no public market for the common stock. Therefore, the selling shareholders will sell their stock at $0.10 per share until the securities are quoted on a national exchange or other market and thereafter at prevailing market prices or privately negotiated prices.

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 5 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Offering:

750,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$75,000
Underwriting Discounts and Commissions		$0.00
Total		$75,000

This is a "self-underwritten" public offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis.

1. Beeston is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account. Any funds raised from this offering will be immediately available to Beeston for its use.

3. The closing date for this offering is June 30, 2003. The Company may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective. There is no closing date for the selling shareholders' offering.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Item No.	Item in Form SB-2 Prospectus Caption	Page No.
1	Front of Registration Statement and Outside Front Cover Page of Prospectus	1
2	Inside Front and Outside Back Cover Pages of Prospectus	2
3

Summary Information and Risk Factors

* Concurrent Offerings May Adversely Affect the Company's Ability to Sell Its Shares

* Beeston May Fail Because of a Lack of Operational Experience

* The Inability to Secure the Necessary Government Licensing and Approval Will Negatively Impact the Company's Business Plan

* A Lack of Appropriate Space From Which to Conduct Business Will Impede the Company's Business

* The Inability of the Company to Secure Equipment on Acceptable Terms Will Result in a Reduction of Revenue

* The Company Will Need Additional Financing to Fully Develop Its Business Plan

* An Inability to Attract and Retain Experienced Medical Professionals Will Negatively Affect Its Business

* Beeston May Fail Because Its Officers and Directors Have Limited Experience in the Industry

* There is No Public Trading Market For the Company's Stock

		4
4	Use of Proceeds	6
5	Determination of Offering Price	9
6	Dilution	9
7	Selling Security Holders	9
8	Plan of Distribution	14
9	Legal Proceedings	15
10	Directors, Executive Officers, Promoters and Control Persons	15
11	Security Ownership of Certain Beneficial Owners and Management	16
12	Description of Securities	17
13	Interest of Named Experts and Counsel	17
14	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	18
15	Organization Within Last Five Years	18
16	Description of Business	18
17	Plan of Operation	20
18	Description of Property	24
19	Certain Relationships and Related Transactions	24
20	Market for Common Equity and Related Stockholder Matters	25
21	Executive Compensation	26
22	Financial Statements	26
23	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	35
24	Indemnification of Directors and Officers	35
25	Other Expenses of Issuance and Distribution	35
26	Recent Sales of Unregistered Securities	35
27	Exhibits	36
28	Undertakings	36
	Signatures	38

Until _____, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 3.   Summary Information

Prospectus Summary. The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

Beeston's common stock is presently not traded on any market or securities exchange. There are 5,075,000 shares of common stock outstanding as of the date of this prospectus.

The Company is offering for sale common stock, at the same time that certain selling shareholders may also offer their stock for sale. The selling shareholders will be able to sell their stock at any price, which price may be lower than the offering price for stock for sale by Beeston. This concurrent offering may adversely affect the ability of Beeston to sell its stock, which, in turn, may adversely affect the ability of the Company to raise money. Beeston has no arrangement in place to address the effect of this concurrent offering, and this may adversely affect the price of the stock after it is sold. In addition, if Beeston is unable to sell its stock and raise money, the Company may not be able to complete its business plan and may fail.

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Beeston's common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade Beeston's shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5-6.

The Company

Beeston Enterprises Ltd. was incorporated on July 12, 1999 in the state of Nevada. Its corporate offices are located at #200 - 1687 West Broadway, Vancouver, BC, Canada V6J 1X2. The office telephone number is (604) 738-1143. The Company is a development stage company. It has not had any revenues or operations and has few assets. The Company does not expect to have revenues from operations during its first full year of operations after this registration becomes effective.

Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. The Company has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

The Company is in the process of establishing itself as a Western Canadian based medical diagnostic imaging service provider. It will provide medical diagnostic imaging services in a variety of configurations at multiple locations in Alberta and British Columbia. Its services will first be made available to automobile and workplace accident victims, and individuals covered by private insurance plans. The Company plans to begin its business with free-standing clinics offering services from basic x-ray and ultra-sound imaging to CT-scanning or magnetic resonance imaging ("MRI"). More specialized services such as CT-scanning or MRT will be offered in locations where demand and usage warrants the added investment. Actual locations and service configurations will be determined in consultation with insurance providers and local health care practitioners.

It is doubtful that the Company will be able to continue as a going concern unless it is able to raise substantial additional funding. Currently, it does not have the $75,000 needed to develop its business model. The Company will also require substantial funding during the second year of operations when it undertakes the very large capital expenditures on facilities and equipment.

The Company anticipates that it will operate in a deficit position and continue to sustain net losses for the foreseeable future. As at December 31, 2002, its accumulated deficit was $10,942. Please Item 17, Plan of Operation, and Item 22, Financial Statements, for a more complete disclosure of the Company's financial position.

There is currently no public market for the Company's common stock.

Management

The board of directors of Beeston currently has four members. The current members of the board have assumed responsibility for all planning, development and operational duties, and will continue to assume such responsibilities, to the extent required, throughout the initial stages of development of the Company. Brian Smith, as President of the Company, will co-ordinate all of the activities of the other directors and officers, however, all of the members of the board will share responsibility for the planning, development and operation of the Company. Other than the current directors and officers, there are no other employees of the Company and there are no plans to hire employees during the next twelve months.

The Offering

This offering consists of 4,125.000 shares of Beeston common stock. The offering price is $0.10 per share. Of that amount, current shareholders are offering 3,375,000 shares. The Company is offering 750,000 shares. Officers, directors or significant investors own none of the shares being offered. The Company's officers and directors collectively own 1,700,000 shares of restricted common stock.

There is currently no market for Beeston stock.
Common stock outstanding before this offer	5,075,000
Maximum shares being offered	750,000
Maximum common shares outstanding after this offer	5,825,000

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Beeston. Each perspective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus. If any of the following risks occur, its business, operating results and financial condition could be seriously harmed. The trading price of its common stock could decline due to any of these risks, and you could lose all or part of your investment.

Concurrent Offerings May Adversely Affect the Company's Ability to Sell Its Shares

The Company is offering for sale common stock at the same time that certain selling shareholders may also offer their common stock for sale. The selling shareholders will be able to sell their stock at any price, which price may be lower than the offering price for stock for sale by Beeston. This concurrent offering may adversely affect the ability of Beeston to sell its stock, which, in turn, may adversely affect the ability of the Company to raise money. Beeston has no arrangement in place to address the effect of this concurrent offering, and this may adversely affect the price of the stock after it is sold. In addition, if Beeston is unable to sell its stock and raise money, the company may not be able to complete its business plan and may fail.

Beeston May Fail Because of a Lack of Operational Experience

Beeston is a start-up company in pre-operational development stage. Neither the Company nor its management has any direct experience operating businesses in this industry. This lack of relevant operational experience could prevent it from becoming a profitable business.

As of December 31, 2002, the Company sustained operating losses of $ 9,242 due to office, consulting, accounting and legal expenses. The accumulated deficit as at December 31, 2002 is $10,942.

The Inability to Secure the Necessary Government Licensing and Approval Will Negatively Impact the Company's Business Plan

The Company has not yet secured the necessary government licensing and approval. Without the proper licensing and approvals it cannot operate its business, and it will fail.

A Lack of Appropriate Space From Which to Conduct Business Will Impede the Company's Business

The Company currently possesses no facilities from which to conduct its operations. The Company will either rent or purchase space for conducting its operations. If it is unable to secure suitable space at a reasonable cost, and on acceptable terms, it will be impossible for the Company to operate and succeed in business.

The Inability of the Company to Secure Equipment on Acceptable Terms Will Result in a Reduction of Revenue

The Company will require highly specialized and expensive equipment to conduct its business. If it is unable to acquire this equipment at acceptable terms it may fail.

The Company Will Need Additional Financing to Fully Develop Its Business Plan

The Company will require additional financing in order to establish profitable operations. Such financing may not be forthcoming and even if additional financing is available, it may not be available on terms that the Company finds favorable. The Company's ability to survive will be seriously affected if it fails to secure additional financing.

An Inability to Attract and Retain Experienced Medical Professionals Will Negatively Affect Its Business

The long-term success of the Company's business is largely dependent upon its ability to attract and retain qualified medical professionals. It is doubtful that the Company can be successful if it is unable to attract and retain qualified experienced medical professionals.

Beeston May Fail Because Its Officers and Directors Have Limited Experience in the Industry

While all directors and officers of the Company have various levels of knowledge and experience in the financing and administration of a business (See Item 10, Directors, Executive Officers, Promoters and Control Persons), and some have such knowledge and experience as it relates to the provision of health care services, none of the officers and directors have direct experience in the operation of a business of the specialized nature as that of the Company's business. Because of this limitation of experience, and the possibility that it cannot attract additional experienced management, it is possible that the Company will not be successful.

There is No Public Trading Market For the Company's Stock

There is presently no public trading market for its common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future. Until there is an established trading market, holders of its common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.

The holders of the Company's common stock are entitled to receive dividends when, and if, declared by the Board of Directors. The Company will not be paying cash dividends in the foreseeable future, but instead it will be retaining any and all earnings to finance the growth of its business. To date, it has not paid cash dividends on its common stock. This lack of an ongoing return on investment may make it difficult to sell its common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Beeston's common stock is currently considered a "penny stock" under federal securities laws since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade Beeston's shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Item 4. Use of Proceeds

The Company intends to raise $75,000 from the sale of 750,000 its shares of common stock at $0.10 per share. This offering has a maximum amount of $75,000, and no minimum. The Company has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that the Company has already raised a total of $35,450 from the sale of stock. The Company has also received a further sum of $20,037 as non-interest bearing demand loans from its officers and directors, plus $5 interest on investments to December 31, 2002. Beeston has raised a total of $55,492through the sale of stock, debt financing and investments to December 31, 2002. The offering expenses associated with this offering are estimated to be $15,338. As of December 31, 2002, approximately $3,000 of the offering expenses has already been spent, thereby leaving an additional $12,338 estimated to be spent on the offering, before the budgeted expenditures for developing the Company's business plan of $75,000.00. In addition, as of December 31, 2002, Beeston has spent approximately $13,429 for incorporation costs, office equipment, consulting fees, professional fees, general office and administrative costs. This leaves, as of December 31, 2002, approximately $26,725 ($55,492 less estimated offering expenses of $15,338 and other expenditures of $13,429) for general operating expenses for Beeston during the period of time for this filing to become effective. As a result, the entire expenses of this offering will be paid from cash on hand. None of the offering expenses are to be paid out of the proceeds of this offering. The entire sum of monies raised by the Company from this offering will be used to finance the Company's Plan of Operation.

The following table indicates how the Company will use the proceeds of this offering, which is in addition to the amount of surplus funds included in the budgeted amount in Item 17, Plan of Operation. Items are not listed in a priority order. No offering expenses will be paid from proceeds.

Expenditure Item	Amount
Legal and Accounting Fees	$15,000
Exchange Listing Fee	5,000
Consulting Expenses	40,000
Office Expenses	4,000
Marketing Expenses	7,000
Communication Expenses	2,000
Miscellaneous Administrative Costs	2,000
Total	$75,000

The above expenditure items are defined as follows:

Legal and Accounting Fees: This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company including, an estimated $10,000 for legal and accounting fees associated with listing on a public exchange. The amount budgeted is a minimal estimate of costs for the first year of operations.

Exchange Listing Fee: As per the BBX Exchange website (www.bbxchange.com) the initial listing fee will be $5,000. However, if Beeston submits it's listing application within 6 months of the BBX Exchange launch, the listing fee will be $2,500. For the purpose of this Prospectus, the Company is assuming a fee of $5,000.

Consulting Expenses: This item refers to the cost of retaining industry experts to aid the Company in planning and negotiation with government and industry participants.

Office Expenses: This expense item refers to the costs of maintaining a business office. It includes costs such as rent, stationary and sundry supplies and other small office related items.

Marketing Expenses: This expenditure item refers to the cost of meeting with suppliers, government officials and potential investors. It includes items such as travel, accommodation and miscellaneous costs.

Communication Expenses: This item refers to telephone, courier, facsimile and internet service costs.

Miscellaneous Administrative Costs: This caption refers to any small miscellaneous costs that have not been otherwise listed, such as transfer agent fees, bank service charges or other such items.

There is no assurance that the Company will raise the full $75,000 as anticipated. The following is the break down of how it will use the proceeds if only 75 percent, 50 percent, or 25 percent of the total offering amount is raised:

Expenditure Item	25%	50%	75%
Legal and Accounting Fees	$10,000	$10,000	$15,000
Exchange Listing Fee	5,000	5,000	5,000
Consulting Expenses	3,750	22,500	30,000
Office Expenses	0	0	4,000
Marketing Expenses	0	0	2,250
Communication Expenses	0	0	0
Miscellaneous Administrative Costs	0	0	0
Total	$ 18,750	$ 37,500	$56,250

If 75% of the total offering amount is raised, Beeston will be able to satisfy the expected costs of listing on a national exchange or other market, with still having $41,250 for additional business development. Beeston would have to use the balance of its unallocated funds of $26,725 remaining from the sale of its stock to existing shareholders and debt financing from its officers and directors for furthering its business as detailed in Items 16 and 17 below. The amount of $41,250 plus the Company's unallocated funds of $26,725 will be sufficient funds to satisfy all budgeted expenditure items.

In the event that only 50% of the offering amount is raised, Beeston will be able to satisfy the expected costs of listing on a national exchange or other market, with still having $22,500 for additional business development. Beeston would have to use the balance of its unallocated funds of $26,725 remaining from the sale it its stock to existing shareholders and debt financing from its officers and directors for furthering its business as described in Items 16 and 17 below. The amount of $22,500 plus the Company's unallocated funds of $26,725 will be sufficient funds to satisfy a significant portion of all budgeted expenditure items.

If only 25% of the offering is sold, Beeston will be able to satisfy the expected costs of listing on a national exchange or other market, with still having $3,750 for additional business development. Beeston would have to use the balance of its unallocated funds of $26,725 remaining from the sale of its stock to existing shareholders and debt financing from its officers and directors for furthering its business as detailed in Items 16 and 17 below. The Company anticipates that the $3,750 amount plus its unallocated funds of $26,725 will be sufficient to sustain the Company during its first year of operations. The Company would be able to further its plan of operation, however, its officers and directors ability to travel and meet with others and to consult with industry experts would be limited. Without the ability to aggressively pursue its plan of operation, it is likely that the Company will take longer to fully develop its business plan.

If less than 25% of the offering is sold, Beeston will allocate as much as possible to first pay the listing fee for a national exchange or other market, estimated at $5,000. Any funds left over will then be allocated to pay the legal and accounting fees, estimated at $10,000, associated with this listing. Thereafter, Beeston would use the balance of its unallocated funds of $26,725 remaining from the sale of its stock to existing shareholders and debt financing from its officers and directors to satisfy any cash shortfall in the payment of the listing fee for a national exchange or other market and the associated legal and accounting fees. While this would give the Company the ability to list on a national exchange or other market, it would severely restrict the Company's ability to continue with its development plans or even to continue as a reporting company and to stay listed on a national exchange or other market.

The money Beeston has raised thus far from selling stock to its present shareholders and the debt financing from its officers and directors will be sufficient to pay all expenses of this offering. The Company estimates that amount to be $15,338. If Beeston is unable to raise sufficient additional funds from the sale of stock, the selling shareholders may find that there is no market developed to allow those selling shareholders to sell their shares. The total amount of money raised from the sale of 750,000 shares being offered by Beeston will be used for the purposes of furthering the Company's plan of operation, as detailed in Item 17 of this filing.

None of the proceeds identified as consulting or professional fees will be paid to officers, directors or other persons who are not arms length from the Company. Beeston anticipates that it will be utilizing the expertise and associations of its officers and directors to identify and retain the services of one or more consultants with substantive backgrounds in the provision of medical services at the industry and government levels.

Item 5. Determination of Offering Price

There is no established market for the registrant's stock. The Company's offering price for shares sold pursuant to this offering is set at $0.10. The 1,700,000 shares purchased by officers and directors, were sold for $0.001 per share and the 3,375,000 share purchased by the other existing shareholders were sold at $0.01 per share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Beeston's stock) and the high level of risk considering the lack of operating history of Beeston. The selling shareholders, however, will offer their shares at $0.10 per share, based on the price at which the shares are being offered, until the shares are quoted on a national exchange or other market, at which time they will sell their stock at a price determined by the market, which may not be the same price as is sold by Beeston. The selling shareholders will individually determine the price at which they will sell their shares, when and if they decide to sell.

Item 6. Dilution

Beeston is offering shares of its common stock for $0.10 per share through this offering. Over the past five years, its officers, directors and affiliated persons have purchased shares of its common stock for $0.001 per share. The number of shares of common stock of Beeston outstanding as of December 31, 2002 is 5,075,000 shares. See Item 26, Recent Sales of Unregistered Securities. Following is a table detailing dilution to investors if 100%, 75%, 50%, or 25% of the offering is sold.

Percentage of Offering Sold	100%	75%	50%	25%
Net Tangible Book Value Per Share Prior to Stock Sale	.0048	.0048	.0048	.0048
Net Tangible Book Value Per Share After Stock Sale	.0171	.0128	.0086	.0043
Increase in Net Book Value Per Share Due to Stock Sale	.0123	.0092	.0062	.0031
Loss (subscription price of $0.10 less NBV per share)	.0829	.0621	.0415	.0208

 Item 7. Selling Security Holders

The selling shareholders named in this prospectus are offering 3,375,000 of the common stock of Beeston. The shares include the following:

1. 3,375,000 shares of the Company's common stock that the selling shareholders acquired from Beeston in an offering that was relied upon as being exempt from registration under Regulation D of the Securities Act of 1933, and completed on December 31, 2002.

The remaining selling shareholders may be deemed to be underwriters within the definition of Section 2(a)(11) of the Securities Act.

The following table provides, as of December 31, 2002, information regarding the beneficial ownership of the common stock held by each of the selling shareholders, including:

1. number of shares owned by each prior to this offering;

2. position with issuer;

3. total number of shares that are to be offered for each;

4. total number of shares that will be owned by each upon completion of the offering;

5. percentage owned by each; and

6. identity of the beneficial holder of any entity that owns the shares.

Name and Address of Selling Shareholders. (Beneficial Owner)	Relationship with Management	Position with Issuer.	Shares owned prior to this offering.	Total number of shares to be offered for selling shareholders' account	Total shares to be owned upon completion of this offering	Percent Owned Upon Completion of this offering
Tanya McLean #16 - 1300 12th Ave. SW Moose Jaw, SK Canada Canada S6H 6N6	Nicole Price - Sister	None	100,000	100,000	0	0%
Jonathan McLean #16 - 1300 12th Ave. SW Moose Jaw, SK Canada S6H 6N6	Nicole Price - Brother in-law	None	100,000	100,000	0	0%
Brenda Price 14 Arrowhead Road Moose Jaw, SK Canada S6H 1B3	Nicole Price -Mother	None	200,000	200,000	0	0%
Mary Taylor 34 Vanalstine Drive Trenton, ON Canada K8V 6K8	Nicole Price - Aunt	None	125,000	125,000	0	0%
William Taylor 34 Vanalstine Drive Trenton, On Canada K8V 6K8	Nicole Price- Uncle	None	125,000	125,000	0	0%
Cameron Taylor 5 Tiffany Place Trenton, On Canada K8V 6A3	Nicole Price - Cousin	None	100,000	100,000	0	0%
Joann Taylor 5 Tiffany Place Trenton, On Canada K8V 6A3	Nicole Price - Cousin	None	100,000	100,000	0	0%
Adam Cursiter 15 Highland Cres. Sherwood Park, AB Canada T8A 5N8	Cindy Watt - Son	None	75,000	75,000	0	0%
Evan Cursiter 87 Christina Court Sherwood Park, AB Canada T8H 2H4	Cindy Watt -Son	None	75,000	75,000	0	0%
Viola Watt 9635 Ottewell Road Edmonton, AB Canada T6B 2E3	Cindy Watt - Mother	None	125,000	125,000	0	0%
Keith Watt 9635 Ottewell Road Edmonton, AB Canada T6B 2E3	Cindy Watt- Father	None	125,000	125,000	0	0%
Lynelle Haug 228 Regency Drive Sherwood Park, AB Canada T8A 5P6	Cindy Watt- Sister	None	150,000	150,000	0	0%
Kevin Watt Box 3 Busby, AB Canada T0G 0H0	Cindy Watt - Brother	None	100,000	100,000	0	0%
Colleen Symyrozum-Watt Box 3 Busby, AB Canada T0G 0H0	Cindy Watt - Sister-in-law	None	100,000	100,000	0	0%
Elizabeth Upham 407 Mountain Park Road SE Calgary, AB Canada T2Z 2N9	Michael Upham - Wife	None	75,000	75,000	0	0%
Tara Upham 28 Midridge Bay SE Calgary, AB Canada T2X 1E7	Michael Upham - Daughter	None	200,000	200,000	0	0%
Cameron Carroll #6 - 980 Dilworth Drive Kelowna, BC Canada V1V 1S6	Brian Smith- Friend	None	100,000	100,000	0	0%
Beverly Carroll #6 - 980 Dilworth Drive Kelowna, BC Canada V1V 1S6	Brian Smith- Friend	None	100,000	100,000	0	0%
Melanie Raby #24 - 1853 Edgehill Avenue Kelowna, BC Canada V1V 1X8	Brian Smith- Friend	None	50,000	50,000	0	0%
Jeffrey Carroll 2257 Righter Street Kelowna, BC Canada V1Y 2N9	Brian Smith- Friend	None	50,000	50,000	0	0%
Mary Lou Kenney #107 - 920 Glenwood Ave Kelowna, BC Canada V1Y 9P2	Brian Smith - Friend	None	100,000	100,000	0	0%
Erin Smith 940 Borden Avenue Kelowna, BC Canada V1Y 6A6	Brian Smith - Daughter	None	200,000	200,000	0	0%
Theresa Thompson #102 - 270 Aurora Crescent Kelowna, BC Canada V1X 7M3	Brian Smith - Friend	None	50,000	50,000	0	0%
Mark Smith #108 - 2125 Burtch Road Kelowna, BC Canada V1Y 8N1	Brian Smith - Son	None	200,000	200,000	0	0%
Helen Grant 1315 Gordon Drive Kelowna, BC Canada V1Y 3E7	Brian Smith - Friend	None	75,000	75,000	0	0%
Karen Loutit 2622 Woodland Crescent Kelowna, BC Canada V1W 2R4	Brian Smith - Friend	None	75,000	75,000	0	0%
Philly Financial Corporation #346 - 1980 Cooper Road Kelowna, BC Canada V1Y 9G8 (Ronnie Birch)	Brian Smith - Friend	None	200,000	200,000	0	0%
Lucette Scott 9631 Ottewell Road Edmonton, AB Canada T6B 2E3	Cindy Watt - Friend	None	50,000	50,000	0	0%
Daisy Smith #410 - 123 Fairford Street E Moose Jaw, SK Canada S6H 7T4	Brian Smith - Mother	None	50,000	50,000	0	0%
Cheryl Mackenzie #6 - 719 5th Street NE Weyburn, SK Canada S4H 1A4	Nicole Price - Friend	None	50,000	50,000	0	0%
James Mackenzie 227 5th Street NE Weyburn, SK Canada S4H 0Z4	Nicole Price - Friend	None	50,000	50,000	0	0%
Mark Milne 19 Cranfield Crescent SE Calgary, AB Canada T3M 1A6	Michael Upham - Friend	None	50,000	50,000	0	0%
Steven Harvey 9 Panorama Hills Way NW Calgary, AB Canada T3K 5J1	Michael Upham - Friend	None	50,000	50,000	0	0%
Total			3,375,000	3,375,000	0	0%

Except as otherwise noted in this list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders purchases additional shares of common stock and assumes that all shares offered are sold. The percentages are based on 5,075,000 shares of common stock outstanding on December 31, 2002. The 5,075,000 figure includes 1,700,000 common shares currently owned by officers and directors. These 1,700,000 shares are available for resale to the public pursuant to Rule 144 (See Item 20, Market for Common Shares and Related Stockholder Matters, for limitations on Rule 144 Stock) and are not being registered in this offering.

None of the selling shareholders or their beneficial owners:

(a) has had a material relationship with Beeston, other than as a shareholder at any time within the past three years; or

(b) has ever been an officer or director of Beeston or any of its predecessors or affiliates.

 Item 8. Plan of Distribution

Two separate offerings of the Company's shares will be held concurrently. One offering consists of a maximum number of 3,075,000 shares being offered by current shareholders at $0.10 per share. The second offering consists of a maximum number of 750,000 shares being offered by the Company at $0.10 per share.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by the Company. All of these shares will be issued to business associates, friends, and family of current Beeston shareholders and principals of the Company. The officers and directors of the Company, Mmes. and Messrs. Smith, Watt, Price and Upham will not register as broker-dealers in connection with this offering. Mmes and Messrs. Smith, Watt, Price and Upham will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, nor have they been so associated within the previous twelve months, primarily perform substantial duties as officers and directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

There will be no underwriters used, no dealer's commissions, no finder's fees and no passive market making for the shares being offered by current shareholders. The officers and directors of the Company, Mmes. and Messrs. Smith, Watt, Price and Upham will not register as broker-dealers in connection with this offering. Mmes. and Messrs. Smith, Watt, Price and Upham will not be deemed to be brokers pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, are not an associated person of a broker or dealer, not have they been so associated within the previous twelve months, primarily perform substantial duties as officers and directors that are not in connection with the sale of securities, and have not nor will not participate in the sale of securities more than once every twelve months.

The selling shareholders will be selling 3,375,000 of the 4,125.000 shares offered in this prospectus, and 3,375,000 of the 5,825,000 total shares that will be outstanding if all of the shares to be sold by Beeston are sold. The selling shareholders will be selling 81.8% of the stock being sold in this offering, and 57.9% of the total shares that will be outstanding, if all of the shares to be sold by Beeston are sold. The shares being sold by the selling shareholders will be sold individually by each shareholder, at $0.10 per share, until the securities are quoted on a national exchange or other market, and thereafter at prevailing market prices. The shareholders' selling price will not necessarily be dependant on the price for which Beeston is offering the shares. If the shares sold by the selling shareholders are sold for a price that is less than the price for which Beeston is selling its stock, Beeston may not be able to sell its stock, and raise the necessary cash to complete its business development. In such event, the business may fail.

Beeston plans to offer its shares to the public, with no minimum amount to be sold, and will keep the offering open until April 30, 2003. The Company may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective. The selling shareholders have no time limit for the sale of their shares.

Beeston's common stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the Security and Exchange Commission's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosure to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade Beeston's shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

Item 9. Legal Proceedings

Beeston is not currently a party to any legal proceedings. Beeston's agent for service of process in Nevada is Nevada Corporate Headquarters, Inc., #700 - 101 Convention Center Drive, Las Vegas, Nevada 89109.

 Item 10. Directors, Executive Officers, Promoters and Control Persons

Brian Smith - Director/President - Age 52

Mr. Smith graduated from the University of Saskatchewan, located in Saskatoon, Saskatchewan, with a Bachelor of Administration Degree (B. Admin) in 1971 and a Bachelor of Laws Degree (LL.B) in 1974. Mr. Smith was called to the Bar of British Columbia in 1975.

Mr. Smith has over 25 years experience in financial consulting and income tax planning. From 1976 to 1978, he was employed by Arthur Andersen, Chartered Accountants, before leaving to work in the corporate audit division of Revenue Canada, Taxation. In 1979, Mr. Smith again entered the private practice of law where he specialized in corporate and income tax matters. In 1984, he left the practice of law to pursue a career in financial consulting and tax planning, which he continues to this date. Mr. Smith has been allocating approximately 25% of his time to the initial development of the Company and will be committing at least that amount of time, on a priority basis, to the further development and financing of the Company's intended operations.

Cindy Watt - Director/Secretary - Age 46

Ms. Watt graduated from the Northern Alberta Institute of Technology, located in Edmonton, Alberta, with a Diploma in Medical Dicto-Typing (with distinction) in 1979 and from the University of Alberta in Edmonton, Alberta, with a Bachelor of Education (B. Ed) in 1989.

Ms. Watt was employed by the Medical Records Department, University of Alberta Hospital as a Medical Transcriptionist from 1978 to 1979. From 1979 to 1980 she was a Medical Secretary in the Division of Infectious Diseases, University of Alberta Hospital. From 1981 to 1983 she was Medical Secretary to Drs. W. D. Forbes and B. M. Allan, Neurology and General Surgery, in Vancouver, British Columbia. From 1984 to 1989 Ms. Watt attended the University of Alberta where she completed her B. Ed. and two years of post-graduate work. From 1900 to 1992 she worked as an instructor in Medical Terminology/English Grammar at The Career College located in Edmonton, Alberta. In 1992 she returned to University of Alberta Hospital as a Medical Secretary in the Division of Cardiology until 1993 and then in the Division of Infectious Diseases until 1996. In 1997 she became Administrative Assistant to Dr. S. F. Paul Man, Director, Division of Pulmonary Medicine, University of Alberta where she worked until 1998 when she became Executive Assistant to Dr. Stephen L. Archer, Director, Division of Cardiology, University of Alberta. During the period 1998 to 2000, Ms. Watt also instructed, part-time, in the Business Program at Grant MacEwan Community College, located in Edmonton, Alberta. In 2001 she became Executive Assistant to Dr. Stephen Shafran, Director, Division of Infectious Diseases, University of Alberta, which position she holds to date.

Ms. Watt's knowledge and experience in the administrative and practical application of medical services and health care is extensive. She is initially prepared to provide a minimum of 20% of her time to the business objectives of the Company and to increase this time as the need arises.

Nicole Price -Director/Treasurer- Age 27

Ms. Price graduated from the University of Saskatchewan, located in Saskatoon, Saskatchewan with a Bachelor of Commerce Degree (B. Comm.) in 1999 and a Bachelor of Arts Degree (B. A.) in 2000.

Ms. Price, having majored in accounting and sociology, has applied her education skills in the area of health care since her graduation from university. In 2000, she was the site coordinator and developer for the Saskatchewan Brest Cancer Study, where she was responsible for the administration and supervision of the cancer centre. In 2000, she became a Special Care Supervisor with Citizens All Association, a publicly funded health care association where she was responsible for the provision of special health care to the individuals served by the association.

Ms. Price is prepared to provide a minimum of 20% of her available work time to the development of the Company's project.

Michael Upham - Director - Age 47

Mr. Upham has been in the retail sales and marketing sector for over 27 years. He was one of the youngest store managers of Jack Fraser's, a Canadian men's clothing chain, having worked his way up to a management level during his term with the company from 1971 to 1977. In 1978, Mr. Upham joined the sales staff at Finns Clothiers, where he worked as senior sales representative until 1985. In 1986, he became District Sales Manager for Playtex Canada Ltd. In this position, he was responsible for the supervision and training of the Company's sales staff for all of Western Canada, as well as participating in the market development and sales growth of the Company's products. Mr. Upham left Playtex Canada Ltd. in 1996 to become a District Sales Manager for Imperial Tobacco Company Limited, a position he holds to this date. In addition to the administrative and supervisory activities associated with his position, he is also involved in marketing and sales promotion.

Mr. Upham is prepared to provide a minimum of 20% of his available work time to the development of the Company's project.

None of the Company's directors or executive officers have been involved, during the past five years, in any bankruptcy proceedings, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Employment Agreements

None.

Significant Employees

Beeston has no significant employees other than the officers and directors described above, whose time and efforts are being provided to Beeston without compensation.

 Item 11. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the names and addresses of each person who owns more than 5% of the outstanding stock of Beeston as of December 31, 2002, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Brian Smith * #305 - 3495 Cambie Street Vancouver, BC Canada V5Z 2W7	425,000	8.4%
Common	Cindy Watt** 278 Regency Drive Sherwood Park, AB Canada T8A 5P4	425,000	8.4%
Common	Nicole Price 213 Home Street West Moose Jaw, SK Canada S6H 4X4	425,000	8.4%
Common	Michael Upham and Elizabeth Upham *** 407 Mountain Park Drive S.E. Calgary, AB Canada T2Z 2N9	500,000	9.8%
Common	Directors and officers as a group (as 4 beneficial owners)	1,775,000	35%

* None of the children of Brian Smith live with him, and he has disclaimed any beneficial ownership of any common stock owned by any such child.

** None of the children of Cindy Watt live with her, and she has disclaimed any beneficial ownership of any common stock owned by any such child.

*** Michael Upham and Elizabeth Upham are husband and wife and own their common stock separately (Michael Upham 425,000 shares; Elizabeth Upham 75,000 shares) but are reporting as one beneficial owner.

The percent of class is based on 5,075,000 shares of common stock outstanding as of December 31, 2002.

Item 12. Description of Securities

COMMON STOCK

Beeston's authorized capital consists of 100,000,000 shares of common stock, $0.001 par value. As of December 31, 2002 there were 5,075,000 shares of common stock issued and outstanding that were held by approximately thirty-seven (37) shareholders of record.

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Beeston's capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of company shareholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Item 13. Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect,, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons Law Firm, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of Beeston's issuance of common stock.

The financial statements included in this Prospectus and in the registration statement have been audited by David E. Coffey, an independent certified public accountant, to the extent and for the period set forth in his report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 14. Disclosure of Commission Position of Indemnification for Securities Act Liabilities

As permitted by Nevada Statutes and as provided under its Articles of Incorporation and by-laws (See Item 25, Indemnification of Directors and Officers, below), Beeston may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Beeston's directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originating under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Beeston pursuant to the foregoing provisions, Beeston has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Beeston will, unless in the opinion of legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. Beeston will then be governed by the court's decision.

Item 15. Organization Within Last Five Years

Beeston was incorporated on July 12, 1999, under the laws of the state of Nevada.

The directors of Beeston may be considered promoters pursuant to Rule 405 of the Securities Act of 1933. With the exception of the directors, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Beeston. No assets will be or are expected to be acquired from any promoter on behalf of Beeston. In addition, see Certain Relationships and Related Transactions, Item 19, below.

Item 16. Description of Business

Business Development

Beeston Enterprises Ltd. was incorporated on July 12, 1999, in the state of Nevada. It is a developmental stage company. The Company has never conducted operations, it has had no revenues and it has few assets. The Company has never declared bankruptcy, it has never been in receivership and, it has have never been involved in any legal action or proceedings. Since becoming incorporated, it has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Beeston is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan and purpose. Neither Beeston nor its directors, officers, promoters or affiliates, has had preliminary contact or discussions with, nor does the Company have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

Beeston is developing a business as a medical diagnostic imaging service provider. It will provide a variety of medical diagnostic imaging services to individuals throughout British Columbia and Alberta, Canada. At the present time the Company has no plans to expand its business outside of British Columbia and Alberta.

Principal Products and Services

Although Beeston has not yet made a determination of the total array of services it plans on offering standard X-Ray and Ultra-Sound diagnostics as well as CT-Scan, Magnetic Resonance Imaging ("MRI") and other spin-off type services involving utilization of the imaging equipment. The final decision will be based on a number of factors including, staff and space availability, demand for service and availability of capital.

The Market

Beeston will be marketing its products exclusively in Western Canada. The existence of the Canada Health Act and the various Provincial Health Insurance plans makes Canada a unique marketplace for medical services. Until very recently there were no health insurance plans available in Canada, except the provincial plans. Worker's Compensation covered work place accident costs, automobile insurance companies paid for auto accident claims and a very small number of special interest groups (such as professional sports teams) carried their own health insurance. In the last several years, Canada's government operated health services plan has become increasingly burdened and individuals are no longer willing to wait for months to get basic health services. Rather than wait for periods up to six months or more for a CT-Scan, many patients are traveling hundreds or even thousands of miles to a clinic where they can pay for their own CT-Scan and get it the next day. Insurance companies too are growing increasingly impatient and seeking out private facilities to perform services and procedures without the delay.

Beeston intends to pursue the growing market of individuals who are prepared to pay for their own diagnostic imaging costs, as well as the private insurance and specialty markets. Worker's Compensation Boards, auto insurance carriers and many other special interest groups are interested in reducing their costs by having claimants and members receive medical services as quickly as possible.

Competition and Competitive Strategy

The competition facing the Company in British Columbia and Alberta comes predominantly from the public sector; from government or community owned and operated hospitals. In British Columbia, nearly all diagnostic imaging is done through hospitals. Private clinics are only found in Vancouver, and even then there are only a few of them. In Alberta there are many more facilities spread throughout the province, however most of the clinics only offer the most basic services with limited resources.

Beeston's strategy will be to locate clinics strategically and to provide quick, comprehensive and complimentary service. During its first year of operation, it will be meeting extensively with user groups to determining the best configuration and location for equipment and clinics. The Company will be attempting to locate facilities in areas where the government's resources are seriously stressed and limited. By working to augment the government services it expects to generate a limited amount of business directly from the provincial medical services plan as well. It is possible that Beeston may be able to contract services to the provincial health plan in areas where there is a supply deficiency.

Corporate Development

In the beginning stage of Beeston's development it will concentrate on establishing in one location. A decision on the location will be made after talks with both Alberta and British Columbia Health Insurance Plan officials. Beeston would prefer to first establish in whichever jurisdiction it enters into a service contract with if such a contract is available. Expansion will be undertaken in slow and deliberate stages as the Company develops the experience and resources to manage it effectively.

Sources and Availability of Equipment and Supplies

The Company does not currently own or lease any of the equipment and/or supplies necessary to implement its business plan. All equipment and supplies that Beeston requires for its business are readily available from numerous sources. Product shortages, restrictions or any other type of limiting factors have not characterized this industry, and there are no indications that such problems will occur in the foreseeable future. The Company will not be manufacturing, assembling or processing any of the products, or any part of the products that it will be using. It will be purchasing all of its equipment and supplies from manufacturers or wholesalers.

Dependence on One or a Few Major Customers

Beeston's plan of operation involves some additional risk due to the fact that there are a limited number of major customers. It plans to mitigate that risk by providing new and modern facilities staffed by excellent qualified staff. Beeston believes this will translate into excellent customer service.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry or any of the products or services that the Company plans to provide, which would give cause for any patent, trademark or license infringements or violations. It has also not entered into any franchise agreements or other contracts that have given or could give rise to obligations or concessions.

Governmental Controls and Approvals

There are a number of government approvals required before Beeston can begin to establish its facilities, as well as on-going controls on the continued operation of the facility. There are issues concerning hazardous materials handling and disposal, occupational health and safety, labor standards, municipal zoning, special building and occupancy permits and accreditation for the business and some staff members.

These stringent controls will require extra care and effort in the planning, construction and operational stages. The Company is aware of the added responsibility and will do everything necessary to ensure that these matters are dealt with properly.

Existing or Probable Government Regulations

There are a number of government regulations concerning the establishment and operation of facilities, such as the one Beeston is planning, that use hazardous materials on an on-going basis. The Company expects these government regulations to remain in effect permanently and we will continue to comply with them as required.

Research and Development Activities and Costs

Beeston's directors and officers have undertaken no research or development to date regarding products or service provision. The Company does not have any plans to undertake any additional research or development in the future.

Compliance With Environmental Laws

There are environmental laws that have been enacted concerning the use of and disposal of radioactive hazardous materials. Since Beeston will be handling and disposing of radio active hazardous material, it will be required to comply with the environmental laws in that regard. The Company can see no reason why the existence of these laws should prevent it from entering this business since there are industry standards and protocols in place for the safe handling and disposal of this material.

Facilities

At the present time Beeston is operating from its office address at #200 - 1687 West Broadway, Vancouver, BC, which is rented and has purchased various office equipment for use in its initial development stage. The Company believes this rented space will be sufficient during the first full year of operation and up until the time it establishes its first facility. At the present time the Company has not determined whether it will rent or purchase clinical facilities.

Beeston does not rent or own any other real property or facilities.

Employees

Beeston has no intention of hiring employees during its first year of operation. The Company expects to be hiring operational staff for the facility late in the second year of operations. Beeston's officers and directors have been and will continue to provide their services to the development of the Company's business without charge and will do whatever work is necessary to bring the business to the point where it will need operational staff.

Reports to Security Holders

Beeston is currently not required to provide annual reports to security holders. After the registration of the shares to be sold by way of this Prospectus, Beeston is expected to be fully reporting and will make available an annual report in the form of its report on Form 10-KSB, which will include audited financial statements.

Upon effectiveness of this Form SB-2, Beeston expects to be subject to the reporting requirements of the Securities and Exchange Commission and will file reports, including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14.

The public may read and copy any materials filed with the Securities and Exchange Commission at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with it at http://www.sec.gov.

Item 17. Plan of Operation

Beeston is a development stage company with no operations, no revenue, limited financial backing and few assets. Its plan of operations is to build a business providing medical diagnostic imaging services to individuals in Western Canada. At the present time, nearly all of these services are provided in public hospitals. With provincial governments closing hospitals and cutting back on hospital-based services - as they are now doing - it believes the demand for privately operated medical diagnostic imaging facilities will increase substantially in the coming years. Long waiting lists for medical services and procedures have become a way of life for Western Canadians. It is common for patients to wait months for routine diagnostic imaging services and if the patient is not living in Edmonton, Calgary, Victoria or Vancouver, they may have to travel hundreds of miles to one of those centers to receive the service. Beeston believes there is an excellent opportunity to establish private facilities in both British Columbia and Alberta, and it intends to do so within the next two years.

Beeston's plan is to market its services directly to the individual patient, as well as to automobile insurance carriers, worker's compensation boards, disability insurance plans and specialty groups, such as professional sports teams. At the present time these groups compete for scarce resources with the general public as everyone is forced to wait in line for service. These private groups have a vested interest in having their clientele receive services as quickly as possible. In most cases the insurance carrier or workers compensation board is required to pay their clientele wage replacement or compensation while the patient sits at home waiting for the diagnostic service.

Beeston also intends to market its services to the provincial medical insurance plans. In many areas, the province does not have ample services available and patients are required to travel long distances to receive the service. The Company believes the provincial plans will purchase the service from a local provider if the service is available. In recent times the provinces have been known to purchase services from outsides their jurisdictions when the services were not readily available.

As mentioned previously, Beeston is expecting it to take two years before it will have facilities in place and ready to receive patients. Its first year of operations will be spent planning and developing its business model, establishing relations with potential user groups, securing facilities and equipment, and raising money to pay for the equipment and facilities.

Beeston recognizes that it may not be successful in selling 100% of its intended offering amount. Beeston therefore identified its intended use of funds under four separate scenarios; if it raises 25%, 50% 75% and 100% of the targeted offering amount. The following chart provides an overview of the various budgeted amounts:

Expenditure Item	25%	50%	75%	100%
Legal and Accounting Fees	$10,000	$10,000	$15,000	$15,000
Exchange Listing Fee	5,000	5,000	5,000	5,000
Consulting Expenses	3,750	22,500	30,000	40,000
Office Expenses	0	0	4,000	4,000
Marketing Expenses	0	0	2,250	7,000
Communication Expenses	0	0	0	2,000
Miscellaneous Administrative Costs	0	0	0	2,000
Total Budgeted Expenditures	$ 18,750	$ 37,500	$56,250	$75,000

As can be seen from the above chart, the expenditure items are made up exclusively of consulting fees, professional fees and administrative costs. Beeston has not budgeted for any salaries or wages. Its officers and directors will undertake all necessary tasks during the first year of operations as may be required to develop the Company's business plan, without charge. In the event the Company does not raise all of the capital it is seeking from this offering, the officers and directors will pick up their own out-of-pocket and miscellaneous expenses to the extent necessary given the financial position of the Company. See Item 4, Use of Proceeds, for a detailed description of how the Company will use funds given the various levels of funding that can arise out of the sale of its intended offering.

As mentioned previously, Beeston has not yet determined where it will locate its facilities or how many facilities it will establish. These decisions will be made during the Company's first year of operations. Beeston intends to meet with representatives of each of the major user groups in each province. These groups will include, but will not be limited to: the Alberta and British Columbia Medical Services Plans, the Insurance Corporation of British Columbia, the Worker's Compensation Boards of British Columbia and Alberta, the British Columbia and Alberta Medical Associations, a host of private insurance carriers and various professional sports teams. The Company will endeavor to secure interest from as many of these groups as possible.

Under the current situation, in both Alberta and British Columbia, virtually all existing medical facilities are government owned and operated. This means that usage is on a first come, first serve basis, with exceptions for emergencies. The exceptions are generally the ambulatory cases. Beeston does not intend to receive ambulatory cases. Also, because it is not a government owned facility, it will be able to accept patients as it sees fit. This will allow Beeston to give priority to special interest groups or user groups who negotiate special arrangements. For example, it will be able to negotiate a priority status for all Workers' Compensation cases. In some cases, this will save the Workers Compensation Boards money by speeding up the recovery process and shortening the amount of time the patient receives compensation benefits. The same can be said for all cases involving insurance coverage for recovery time and payment for time lost from work.

Also, as mentioned previously, Beeston has not yet determined the entire array of services it will provide. There are four main medical diagnostic imaging procedures that are most common: X-Ray, Ultra Sound, CT-Scan and MRI. Technically speaking, X-Ray is not a diagnostic imaging procedure, but a radiological procedure. Diagnostic imaging is a relatively new term used to define the computer driven CT-Scan and MRI procedures. For its purposes, Beeston is using the term medical diagnostic imaging to define all the procedures.

Beeston's decision as to what services to provide will be made after it has determined the potential usage of the various procedures and it has completed a cost analysis under various scenarios. The decision will be rather complicated, because there is a great deal of overlap of what the various diagnostic machines can accomplish. It is unlikely that the Company will offer the entire array of services at any one location unless that facility is located within a large population area, such as Vancouver. Beeston expects it will be early in the second year of operations before it will be making a decision on what services it will be providing.

In a brief review via the Internet, there appears to be no shortage of suppliers for X-Ray and medical diagnostic imaging equipment. Beeston has not yet approached any of the suppliers. Once it has completed this offering and determined its financial resources, the Company will decide whether to undertake its own equipment research and sourcing or to hire an industry consultant. Beeston's limited research has indicated it will have little or no problem securing equipment, supplies or consultants if and when required.

Beeston's limited research has indicated that it will be having a major decision to make regarding its method of acquiring equipment. It appears that leasing is an option that is often used when purchasing diagnostic imaging equipment. The Company has been told that many of the manufacturers have in-house leasing programs that are used as inducements for customers to purchase their equipment. It has not verified these claims; however it will be looking into this option when it evaluates the equipment acquisition phase early in year two of its operations. The Company has not budgeted any money toward equipment research, sourcing or procurement during the period covered by this registration statement.

Beeston currently rents office space at its business address of #200-1687 West Broadway, Vancouver, British Columbia. These premises, comprising approximately 120 sq. ft. within an integrated office service, are rented from American Investments Ltd., an unaffiliated corporation, at a rent of $250 per month pursuant to a one year lease which commenced on September 1, 2002. The Company has also acquired various computer and computer related equipment and furniture for use in performing its ongoing administrative needs. These current facilities will be sufficient until at least early in year two of its operations, when the Company will be able to choose from a number of options with regard to providing an appropriate operating facility.

The Company expects to be making a choice between purchasing land and building its own facility from the ground up, purchasing an existing structure and making the necessary renovations, leasing facilities or participating with a real-estate developer in a joint venture type of arrangement. Beeston may hire a consultant to advise us in this area if we are successful in raising most or all of the funds we are seeking through this offering. If it does not raise at least 75% of the total offering amount Beeston's officers and directors will, to the extent required, conduct their own research and sourcing of facilities.

In order to keep the Company's operating costs to a minimum, Beeston's officers and directors will be providing their own transportation whenever possible during the period covered by this registration statement.

During the first year of operations, Beeston's officers and directors will also provide their labor at no charge. They will undertake all administrative tasks, as well as meet with and negotiate with selected user group representatives and government officials. As the Company gets closer to the beginning of the second year, it will begin to develop a budget and staffing plan for year two. Beeston does not expect to hire any staff until it is ready to open its first facility which the Company expects to be sometime very near the end of the second full year of operations. Even after Beeston's first facility is open it expects that its officers and directors will play an integral role in the day to day operations. Several of its officers and directors have relevant medical experience and others have excellent sales and customer service experience as well as administrative expertise.

Pricing is another issue that Beeston has not yet addressed. It has made very limited enquiries into the government's pricing policies and has found that they do not subsidize the medical diagnostic imaging in any way. From what it can determine, the prices they charge third parties for diagnostic imaging services include pro-rata amounts for every aspect of the hospital's costs including plant, equipment, financing costs, overhead, administration, staffing and all costs that a private enterprise would also incur. Beeston believes it can follow a pricing policy equivalent to what government run hospitals are charging.

How long Beeston will be able to satisfy its cash requirements, and whether it will require additional outside funding during its first year of operations (See Item 4, Use of Proceeds) will depend on how successful it is at raising funds from this offering. Beeston has no established source of revenue. At the present time Beeston has sufficient funds for the next twelve months of operation. This assumption is based on the fact that, as of December 31, 2002, Beeston had cash on hand of $18,899 plus an additional $20,000 in short term investments, $159 on deposit and $5 accrued interest receivable, giving a total of $39,063. As per Item 25, Other Expenses of Issuance and Distribution, the Company intends to spend an estimated $15,338 related to this offering. As of December 31, 2002, approximately $3,000 has already been spent thereby leaving an additional $12,338 estimated to be spent on this offering. This leaves $6,561 ($18,899 less $12,338) in cash on hand plus $20,000 in short term investments, $159 on deposit and $5 accrued interest receivable for a total of $26,725 as of December 31, 2002, available for Beeston to use towards operating expenses until this filing becomes effective.

As previously stated in Item 4, Use of Proceeds, the Company's ability to continue with its development plans would be severely restricted if less than 25% of the offering were sold. If such was to happen, Beeston's officers and directors would assume a portion of the consulting work as well as pay for such of their own travel and other administrative expenses to the extent necessary in order for the Company to continue with its business plan. In any event, Beeston is confident it can meet its financial obligations and pursue its plan of operations for the period covered by this registration statement.

Beeston has no plans to undertake product research and development during the term covered by this registration statement. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring any full time permanent employees during the first year of operations.

During the first year of operations, Beeston will concentrate its efforts exclusively on developing its business model and building strategic relationships with user groups and stakeholders. The Company has no plans to expand outside Canada at this time.

Expenditures

The following chart provides an overview of Beeston's budgeted expenditures by major area of activity, for the twelve (12) month period upon effectiveness of this registration. The following information and discussion is based on the Company having $26,725 of funding currently available, after covering the cost of this offering plus the funds it will have available if it is able to raise 0%, 25%, 50%, 75% and 100% of the 75,000 it is seeking from this offering.

Expenditure Item	0%	25%	50%	75%	100%
Legal and Accounting Fees	$15,000	$15,000	$15,000	$15,000	$15,000
Exchange Listing Fee	5,000	5,000	5,000	5,000	5,000
Consulting Expenses	2,725	21,475	40,000	40,000	40,000
Office/ Rent Expenses	4,000	4,000	4,000	4,000	4,000
Marketing Expenses	0	0	225	7,000	7,000
Communication Expenses	0	0	0	2,000	2,000
Miscellaneous Administrative Costs	0	0	0	2,000	2,000
Total Budgeted Expenditures	$26,725	$45,475	$64,225	$75,000	$75,000
General Operating Surplus	0	0	0	(7,975)	(26,725)

Consulting Expenses: This item refers to the cost of consulting with medical professionals and experts in the medical services industry. The Company expects to be making these expenditures beginning in approximately the third month of operation after the effectiveness of this registration and on throughout the first year of the Company's operation. If Beeston is not successful in selling at least 50% of its offering it will be limited as to the amount it can pay for consulting, and its officers and directors will, as and to the extent required, undertake that task themselves at no cost to the Company.

Exchange Listing Fee

As previously mentioned in Item 4, Use of Proceeds, this item refers to the listing fee of $5,000 the Company will be required to pay for a listing application on a national exchange or other market.

Marketing Expenses: This item refers to the cost of travel, room rentals and out-of-pocket expenses associated with conducting meetings with user groups and facilities and equipment suppliers. This item will be limited substantially if Beeston is unsuccessful at selling at least 75% of its offering, however, its officers and directors will then pay for their own such costs. The Company anticipates making these expenditures over the first year of the Company's operation.

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded company including any legal and accounting costs associated with a listing on a public exchange, such as the proposed BBX Exchange. The Company expects to be making these expenditures throughout the first year of its operation.

Office Expenses: This item refers to office rent of $158 per month, office supplies, postage, photocopying and other items required to operate an office during the Company's first year of operation.

Communication Expenses: This expense item refers to telephone, courier, facsimile and internet service charges. If Beeston is not successful in selling at least 75% of its offering, its officers and directors will pay for their own such costs. The Company will be making these expenditures on a consistent basis throughout the first year of its operation.

Miscellaneous Administrative Costs. This item refers to any small miscellaneous costs that have not otherwise been listed - such as transfer agent fees, bank service charges or other sundry items. If Beeston is not successful in selling at least 75% of its offering, its officers and directors will pay for their own such costs. The Company expects to be incurring these costs throughout the first year of its operation.

General Operating Surplus. This item refers to the surplus funds that Beeston will have available for use in its second years of operation if it is successful in selling 75% or more of its offering.

Item 18. Description of Property

Beeston's principal place of business and corporate offices are located at #200-1687 West Broadway, Vancouver, British Columbia, Canada V6J 1X2. These premises, comprising approximately 120 sq. ft. within an integrated office service, are rented from American Investments Ltd., an unaffiliated corporation, at a rent of $158 per month pursuant to a one year lease which commenced on September 1, 2002. The Company does not own any property, real or otherwise, except for a computer and some related office equipment having a total value of approximately $3,202 which it purchased for use in its day-to-day business activities.

Beeston does not have any investments or interests in any real estate. The Company also does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Item 19. Certain Relationships and Related Transactions

The directors of Beeston may be considered promoters pursuant to Rule 405 of the Securities Act of 1933. With the exception of the directors, there are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from Beeston. No assets will be or are expected to be acquired from any promoter on behalf of the Company. Beeston has not entered into any agreements that require disclosure to its shareholders.

Except as otherwise set forth, none of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with Beeston or in any presently proposed transaction that has or will materially affect it:

  Any of the directors or officers;

  Any person proposed as a nominee for election as a director;

  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

  Any of the promoters;

  Any relative or spouse of any of the foregoing persons who have the same house as such person.

Brian Smith has loaned Beeston a total of $23,537 since its inception of July 22, 1999. A portion of this loan which had been used to cover the incorporation and set-up costs of the Company in the amount of $3,500 was repaid to Mr. Smith prior to December 31, 2002. The balance of the loan owing to Mr. Smith of $20,037 remains outstanding as a non-interest bearing demand loan which will be available to the Company, to the extent required, to cover any budgeted expenditures of the Company during its first year of operation.

Item 20. Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for the Company's common stock. Beeston anticipates applying for trading of its common stock on either the OTC Bulletin Board or the proposed BBX Exchange, upon the effectiveness of the registration statement of which this prospectus forms a part. However, Beeston can provide no assurance that the shares will be traded on the OTC Bulletin Board or BBX Exchange or, if traded, that a public market will materialize.

Holders of the Common Stock

As of the date of this registration statement, Beeston has thirty-seven (37) shareholders of record owning its common stock.

Rule 144 Shares

A total of 1,700,000 shares of the common stock of Beeston will be available for resale to the public when this registration statement becomes effective, in accordance with the volume and trading limitations of Rule 144. In general, under Rule 144 as currently in effect, an officer, director or owner of 10% or more of common stock who has beneficially owned shares of a company's common stock for at least two years is entitled to sell within any three month period a number of shares that does not exceed the greater of:

  1% of the number of shares of Beeston's common stock then outstanding which will equal approximately 50,750 shares as of the date of this prospectus; or

  the average weekly trading volume of Beeston's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Beeston.

Under Rule 144(k), a person who is not one of Beeston's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, Beeston has not granted any stock options.

Registration Rights

Beeston has not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in Beeston's Articles of Incorporation or bylaws that prevent it from declaring dividends. The Nevada Revised Statutes, however, do prohibit it from declaring dividends where, after giving effect to the distribution of the dividend:

  Beeston would not be able to pay its debts as they become due in the usual course of business; or

  Beeston's total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Beeston has not declared any dividends, and does not plan to declare any dividends in the foreseeable future.

Item 21. Executive Compensation

Beeston's executive officers have not received and are not accruing any compensation.

Item 22. Financial Statements

The following financial statements of Beeston are included herewith:

Audited Financial Statements for December 31, 2001, and December 31, 2002.

BEESTON ENTERPRISES, LTD.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND DECEMBER 31, 2001

TABLE OF CONTENTS

Page Number

INDEPENDENT ACCOUNTANT'S REPORT . . . . . . . . . . . . . . . . . . . . . . . . . .	1

FINANCIAL STATEMENT

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2

Statements of Operations and Deficit Accumulated During the Development Stage . . . . . .	3

Statement of Changes in Stockholders' Equity . . . . . . .	4

Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . . .	5

Notes to the Financial Statements . . . . . . . . . . . . . . . . .	6-7

David E. Coffey,	6767 W. Tropicana Ave., Suite 216, Las Vegas, NV 89103
Certified Public Accountant	Phone (702) 871-3979 FAX (702) 671-6769

INDEPENDENT ACCOUNTANT'S REPORT

To the Board of Directors and Stockholders

of Beeston Enterprises Ltd.

Las Vegas, Nevada

I have audited the accompanying balance sheets of Beeston Enterprises Ltd. (a development stage company) as of December 31, 2002 and December 31, 2001 and the related statements of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from July 12, 1999, (date of inception) to December 31, 2002. These statements are the responsibility of Beeston Enterprises, Ltd.'s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Beeston Enterprises Ltd. As of December 31, 2002 and December 31, 2001 and the results of operations, cash flows, and changes in stockholders' equity for the years then ended, as well as the cumulative period from July 12, 1999, in conformity with generally accepted accounting principles.

David E. Coffey, C.P.A.

Las Vegas, Nevada

February 17, 2003

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31, 2002	December 31, 2001
	---------------------	-------------------
ASSETS

Cash	$18,899	$0
Prepaid expenses	2,280	0
Notes receivable	20,000	0
Interest receivable	5	0
Deposits	159	0
Office equipment, net of accumulated
depreciation of $169	3,202	0
	---------------------	-------------------
Total Assets	$44,545	$0
	============	===========

LIABILITIES & STOCKHOLDERS' EQUITY

Loans from stockholders	$20,037	$0
	---------------------	-------------------
Total Liabilities	20,037	0

Stockholders' Equity
Common stock, authorized 100,000,000
shares at $.001 par value, issued and
outstanding 5,075,000 shares and
1,700,000 shares, respectively	5,075	1,700
Additional paid-in capital	30,375	0
Deficit accumulated during the
development stage	(10,942)	(1,700)
	---------------------	-------------------
Total Stockholders' Equity	24,508	0

Total Liabilities and Stockholders' Equity	$44,545	$0
	============	===========

The accompanying notes are an integral part of

these financial statements

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS AND DEFICIT

ACCUMULATED DURING THE DEVELOPMENT STAGE

(With Cumulative Figures From Inception)

	Year ending December 31,		From Inception, July 12, 1999 to Dec. 31, 2002
	2002	2001
	--------------------	-----------------------	-------------------------
Interest income	$5	$0	$5

Expenses
Organization expenses	0	0	1,375
Consulting	5,000	0	5,325
Office expenses	622	0	622
Rent	712	0	712
Repairs and maintenance	185	0	185
Licenses and fees	1,537	0	1,537
Travel	303	0	303
Depreciation	169	0	169
Professional fees	719	0	719
	--------------------	-----------------------	-------------------------
Total expenses	9,247	0	10,947

Net loss	(9,242)	0	$(10,942)
			==============

Retained earnings,
beginning of period	(1,700)	(1,700)
	--------------------	-----------------------
Deficit accumulated during
the development stage	$(10,942)	$(1,700)
	===========	=============

Earnings (loss) per share,
assuming dilution,
Net loss	$(0.01)	$0.00	$(0.01)
	===========	=============	==============
Weighted average shares
outstanding	1,839,583	1,700,000	1,741,875
	===========	=============	==============

The accompanying notes are an integral part of

these financial statements.

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM JULY 12, 1999, (Date of Inception) TO DECEMBER 31, 2002

	Common Stock		Additional Paid-in Capital	Deficit accumul- ated during the development stage	Total
	Shares	Amount
	----------------	----------	-------------	----------------------	----------
Balance, July 12, 1999	0	$0	$0	$0	$0

Issuance of common stock for cash,
September 9, 1999	1,700,000	1,700	0	0	1,700
Less net loss	0	0	0	(1,700)	(1,700)
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 1999	1,700,000	1,700	0	(1,700)	0

Less net loss	0	0	0	0	0
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 2000	1,700,000	1,700	0	(1,700)	0

Less net loss	0	0	0	0	0
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 2001	1,700,000	1,700	0	(1,700)	0

Issuance of common stock for cash, December 30, 2002	3,375,000	3,375	30,375	0	33,750

Less net loss	0	0	0	(9,242)	(9,242)
	----------------	----------	-------------	----------------------	----------
Balance, December 31, 2001	5,075,000	$5,075	$30,375	$(10,942	$24,508
	=========	=====	=======	============	=====

The accompanying notes are an integral part of

these financial statements

BEESTON ENTERPRISES LTD.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(With Cumulative Figures From Inception)

	Year ending December 31		From Inception, July 12, 1999, to Dec. 31, 2002
	2002	2001
	----------------	------------	----------------------
CASH FLOWS PROVIDED BY
OPERATING ACTIVITIES
Net Income (Loss)	$(9,242)	$0	$(10,942)
Adjustments to reconcile net loss to
cash used by operating activity
Depreciation	169	0	169
Increase in prepaid expenses	(2,280)		(2,280)
Increase in deposits	(159)	0	(159)
Increase in interest receivable	(5)	0	(5)
Increase in loans from stockholders	20,037	0	20,037
	----------------	------------	----------------------
NET CASH PROVIDED BY
OPERATING ACTIVITIES	8,520	0	6,820

CASH FLOWS USED BY
INVESTING ACTIVITIES
Purchase of office equipment	3,371	0	3,371
Notes receivable	20,000	0	20,000
	----------------	------------	----------------------
NET CASH USED BY
INVESTING ACTIVITIES	23,371	0	23,371

CASH FLOWS FROM
FINANCING ACTIVITIES
Sale of common stock	3,375	0	5,075
Additional paid-in capital	30,375	0	30,375
	----------------	------------	----------------------
NET CASH PROVIDED BY
FINANCING ACTIVITIES	33,750	0	35,450
	----------------	------------	----------------------
NET INCREASE IN CASH	18,899	0	$18,899

CASH AT BEGINNING OF PERIOD	0	0
	----------------	------------
CASH AT END OF PERIOD	$18,899	$0
	=========	=======

The accompanying notes are an integral part of

these financial statements.

BEESTON ENTERPRISES LTD

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2002 AND DECEMBER 31, 2001

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on July 12, 1999, under the laws of the State of Nevada. The business purpose of the Company is to provide medical diagnostic imaging services to individuals in British Columbia and Alberta, Canada.

The Company will adopt accounting policies and procedures based upon the nature of future transactions.

NOTE B OFFICE EQUIPMENT

The cost of office computer equipment is capitalized and depreciated over the useful life of the asset using the straight-line method. The estimated useful life of the equipment is 60 months. Repairs which extend the life of an asset are capitalized and repairs which do not extend asset lives are expensed as incurred.

NOTE C EARNINGS (LOSS) PER SHARE

Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued. Since the Company has no common shares that are potentially issuable, such as stock options, convertible securities or warrants, basic and diluted EPS are the same.

NOTE D SALE OF COMMON STOCK

On September 9, 1999 the Company sold 1,700,000 shares of its common stock at $.001 per share for $1,700. The proceeds were used for working capital.

On December 30, 2002, the Company issued 3,375,000 shares of its common stock at $.01 per share for $33,750 cash. The net proceeds of the sale are to be used for working capital and to develop the medical diagnostic imaging services business.

NOTE E OFFICE LEASE

On August 30, 2002, the Company entered into a one-year lease of office space. Rental payments of $158 are made monthly with a deposit of the last month rent required at lease signing.

NOTE F LOANS FROM STOCKHOLDERS

On December 27, 2002, a stockholder loaned the Company $20,000 on its unsecured note, payable on demand, with no interest required. That loan plus an unpaid balance of $37 from a similar loan made earlier form the total liability to stockholders of $20,037 as of December 31, 2002.

Item 23. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

None, not applicable.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Beeston's officers and directors are indemnified as provided by the Nevada Revised Statutes and the Articles of Incorporation and the bylaws of the Company.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Beeston's Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the unlawful payment of distributions.

Beeston's Articles of Incorporation provide that every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith; that such right of indemnification shall be a contract right which may be enforced in any manner desired by such person; that such right of indemnification shall not be exclusive to any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provision of law, or otherwise, as well as their rights under the Articles of Incorporation.

Beeston's Articles of Incorporation provide further that the expenses of such officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

Beeston's bylaws, as authorized by its Articles of Incorporation, also provide for the fullest indemnification of its officers and directors as permitted by the laws of the State of Nevada with identical provisions for indemnifications as set forth in the Company's Articles of Incorporation.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Auditors Fees	$6,000.00
Transfer Agent Fees	$975.00
Registration Fees	$25.00
Attorney Fees	$18,000.00
Total	$25,000.00

Beeston is paying all of the expenses of the offering listed above.

Item 26. Recent Sales of Unregistered Securities

Beeston has sold securities within the past three years without registering the securities under the Securities Act of 1933 on two separate occasions.

Beeston sold one (1) share from its authorized share capital of 25,000 common stock, no par value, to Mr. Brian Smith on July 14, 1999. On September 9, 1999, the Articles of Incorporation of the Company were altered to provide for an authorized share capital of 100,000,000 shares of common stock, $0.001 par value. On this same date of September 9, 1999, the one (1) share of common stock, no par value, issued to Mr. Brian Smith was surrendered to the Company for $0.01 for redemption and cancellation, and concurrently therewith, 425,000 shares of common stock, $0.001 par value, were sold to each of Mr. Brian Smith, Ms. Cindy Watt, Ms. Nicole Price and Mr. Michael Upham for $0.001 per share. The securities were sold in reliance on section 4(2) of the Securities Act of 1933, since they were not sold in a public offering. All of these shareholders continue to be subject to Rule 144 of the Securities Act of 1933.

During the period from September 30, 2002 to December 31, 2002, a private placement offering was completed, under which 3,375,000 shares of common stock were sold at a price of $0.01 per share to 33 shareholders for a total of $33,750. No underwriters were used, and no commissions or other remuneration were paid except to Beeston. The securities were sold in reliance on Rule 504, Regulation D of the Securities Act of 1933. Beeston qualified for an exemption from registration under Rule 504 since it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Act of 1933, was and is not an investment company, it had a specific business plan at the time it sold the securities, it was not a blank check company, as that term is defined in Rule 419(a)(2) of Regulation C or Rule 504 (a)(3) of Regulation D of the Securities Act of 1933, and the aggregate offering price was less than $1,000,000. All of these shareholders continue to be subject to Rule 144 of the Securities Act of 1933. See the shareholder table found in Item 7, Selling Security Holders, above.

Item 27. Exhibits
3.1	Articles of Incorporation	Included
3.2	Certificate of Amendment of Articles of Incorporation	Included
3.3	Bylaws	Included
5	Legal Opinion regarding Tradability	Included
10	Office Lease	Included
23.1	Consent of Accountant	Included
23.2	Consent of Attorney	Included (as part of Exhibit 5)

Item 28. Undertakings

Beeston hereby undertakes the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

That, for determining liability under the Securities Act of 1933, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Beeston has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Beeston of expenses incurred or paid by one of the directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers or controlling persons in connection with the securities being registered, Beeston will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and Beeston will be governed by the final adjudication of such issue.

  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on February DD, 2003.

BEESTON ENTERPRISES LTD.

 /s/ Brian Smith

Brian Smith

President, Director

/s/ Cindy Watt

Cindy Watt

Secretary, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

/s/  Brian Smith                                             Date: March 5, 2002

Brian Smith

President, Director

/s/ Cindy Watt                                              Date: March 5, 2002

Cindy Watt

Secretary, Director

/s/ Nicole Price                                              Date: March 5, 2002

Nicole Price

Treasurer, Director

/s/Michael Upham                                       Date: March 5, 2002

Michael Upham

Director